EXECUTION COPY

                        SINKING FUND ACCOUNT AGREEMENT

            This SINKING FUND ACCOUNT AGREEMENT, dated as of January 31, 2000 (as amended, modified and supplemented from time to time, the "Agreement") among EFI FUNDING COMPANY, INC. (the "Borrower"), Resort Funding, Inc., DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG as agent (in such capacity, the "Agent") for the Lender under and defined in the RLSA (as defined below) (the "Lender"; the Agent and the Lender, and their respective successors and assigns, collectively, the "Secured Parties") and Manufacturers and Traders Trust Company (the "Bank").

                                   RECITALS

            WHEREAS, the Borrower, Resort Funding, Inc., U.S. Bank Trust National Association, Sage Systems, Inc., the Lender and the Agent are parties to that certain Receivables Loan and Security Agreement of even date herewith (as amended, modified or supplemented from time to time, the "RLSA") pursuant to which the Lender shall from time to time, subject to the conditions set forth therein, make loans to the Borrower secured by certain Pledged Receivables (as defined therein) and related collateral (collectively, the "Pledged Assets"); and

            WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Lender's obligation to make such loans secured by the Pledged Assets.

            NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.1 Definitions.

            (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. Unless otherwise defined herein, capitalized terms shall have the meaning assigned to such terms in the RLSA.

            (b) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

            "Additional Deposit" is defined in Section 2.1(d) hereof.

            "Applicable Treasury Security" means, as of any date of determination, the United States Treasury Security having a term which is nearest to (but not shorter than) the Weighted Average Term as of such date.

            "Asset Reports" means the most recent reports provided by the Servicer to the Agent pursuant to Section 6.12 of the RLSA ; provided, however, that if any information required to be provided by the Servicer pursuant to such Section shall not be provided as required pursuant to such Section or if, in the judgment of the Agent (after consultation with the Servicer), any such information actually provided pursuant to such Section is inaccurate or incomplete, then, at the option of the Agent, "Asset Reports" shall include any other information that the Agent believes, in good faith, to be accurate.

            "Calculated Cap Amortizing Balance" means, as of any Calculation Date, the projected scheduled amortizing balance of the Pledged Consumer Receivables as of such Calculation Date, determined by the Servicer (based upon the Asset Reports) based upon the (i) Outstanding Principal Balance of such Pledged Consumer Receivables as of such Calculation Date (and assuming an outstanding term for such Pledged Consumer Receivables equal to their Weighted Average Term as of such Calculation Date) and (ii) Weighted Average APR of such Pledged Consumer Receivables as of the last day of the immediately-preceding Remittance Period.

            "Calculated Strike Price" means, as of any date of determination, the rate per annum, as reasonably determined by the Agent (based on the Asset Reports), which shall be equal to (A) the Weighted Average APR of the Pledged Developer/Consumer Receivables as of the last day of the immediately-preceding Remittance Period minus (B) the sum of (i) the Servicing Fee Rate or, if the Backup Servicer shall have been appointed pursuant to Section 6.15 of the RSLA, the Backup Servicing Fee Rate, (ii) the Custodian's Fee Rate for the immediately- preceding Remittance Period, (iii) the Weighted Average Facility Fee Rate as of the last day of the immediately-preceding Remittance Period and
(iv) 3.50% per annum.

            "Calculated Swap Amortizing Balance" means, as of any Calculation Date, the projected scheduled amortizing balance of the Pledged Consumer Receivables as of such Calculation Date, determined by the Servicer (based upon the Asset Reports) based upon the (i) Outstanding Principal Balance of such Pledged Consumer Receivables as of such Calculation Date (and assuming an outstanding term for such Pledged Consumer Receivables equal to their Weighted Average Term as of such Calculation Date) and (ii) Weighted Average APR of such Pledged Consumer Receivables as of the last day of the immediately-preceding Remittance Period, adjusted for prepayments using an absolute prepayment speed which, in the judgment of the Agent, is consistent with the speed with which the Pledged Consumer Receivables have prepaid in the past.

            "Calculation Date"means each Remittance Date and each Borrowing
Date.

            "Cap Premium" means, as of any Calculation Date, the average of the prices quoted by the Pricing Agents for the purchase of a Specified Rate Cap on such Calculation Date.

            "Cap Provider" means DG Bank or any other financial institution that is in the business of selling interest rate caps, is acceptable to the Agent and has, at the time such interest rate cap is purchased, a short-term debt rating of at least "A-1" from S&P, "P-1" from Moody's and "F-1" from Fitch and a long-term debt rating of at least "A" from S&P, "A2" from Moody's and "A" from Fitch.

            "Custodian's Fee Rate" means, with respect to any Remittance Period, a rate per annum equal to (i) the product of (a) the Custodian's Fee for such Remittance Period and (b) 12, divided by (ii) the daily average aggregate face amount of outstanding commercial paper issued by the Lender to fund Loans under the RLSA during such Remittance Period.

            "Delivery Date" means the date upon which the initial Borrowing under the RLSA shall occur.

            "Deposit Date" means any Business Day upon which (i) Eurodollar Rate, as of such Business Day, shall be greater than or equal to the Transaction Rate, as of such Business Day, or (ii) the sum of (A) the effective yield of the Applicable Treasury Security, as of such Business Day, and (B) the Swap Spread, as of such Business Day, shall be greater than or equal to the difference between (C) the Calculated Strike Price, as of such Business Day, and (D) 0.25% per annum.

            "Eurodollar Rate" means, with respect to any Business Day, the interest rate per annum reported on such Business Day on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for United States dollar deposits having a term of thirty (30) days and in a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in the Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by the Agent that, in the Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate).

            "Overall Hedge Position" means, as of any date of determination, the hedge position determined by the Agent to provide the Lender with an amortizing interest rate cap in respect of a floating rate of interest equal to the Eurodollar Rate and having (i) a term equal to Weighted Average Term of the Pledged Consumer Receivables as of such date of determination, (ii) a strike price equal to the Calculated Strike Price, as of such date of determination, and (iii) a varying notional balance equal to the Calculated Cap Amortizing Balance, as of such date of determination.

            "Pledged Consumer Receivables" means, as of any date of determination, the Pledged Consumer Note Receivables and Pledged Purchased Consumer Note Receivables as of such date (including any Consumer Note Receivables and Purchased Consumer Note Receivables which are, or are intended, to become Pledged Consumer Note Receivables and Pledged Purchased Consumer Note Receivables, respectively, as of such date).

            "Pledged Developer/Consumer Receivables" means, as of any date of determination, the Pledged Developer Note Receivables and Pledged Purchased Consumer Note Receivables as of such date (including any Developer Note Receivables and Purchased Consumer Note Receivables which are, or are intended, to become Pledged Developer Note Receivables and Pledged Purchased Consumer Note Receivables, respectively, as of such date).

            "Pricing Agents" means DG Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and/or such other swap dealer or dealers which shall be selected by the Agent to replace either or both of such Persons.

            "Purchased Rate Caps" is defined in Section 2.3 hereof.

            "Remittance Date" means the fifteenth day of each month or, if such date is not a Business Day, the next succeeding Business Day; provided, however, that the final Remittance Date shall occur on the Collection Date and the Agent shall notify the Bank in writing at least two (2) Business Days prior to the Collection Date.

            "Reporting Date" is defined in Section 2.1(d) hereof.

            "Required Sinking Fund Account Balance" means, as of any Calculation Date, an amount equal to (a) 110% multiplied by (b) the Cap Premium for the purchase of a Specified Rate Cap on such Calculation Date.

            "Secured Obligations" is defined in Section 3.1 hereof.

            "Servicer" means Resort Funding, Inc. Upon the replacement of Resort Funding, Inc. with the Backup Servicer pursuant to Section 6.15 of the RLSA and the Backup Servicer's assumption of all, or a portion, of the duties and obligations of Resort Funding, Inc. hereunder, the Backup Servicer shall be the Servicer in respect of that portion of such duties and obligations which shall have been assumed by the Backup Servicer.

            "Sinking Fund Account" is defined in Section 2.1(a) hereof.

            "Sinking Fund Collateral" is defined in Section 3.2 hereof.

            "Specified Event" means any of the following:

            (a) the Borrower or the Servicer shall fail to comply with Section 2.1(d) or any provision of Article III;

            (b) any representation or warranty of the Borrower herein shall be untrue in any material respect when made;

            (c) the Borrower shall fail to comply with any of its obligations hereunder;

            (d) any Bankruptcy Event shall occur with respect to the Borrower or the Servicer;

            (e) the Sinking Fund Account or any funds therein become subject to any writ, order, judgment, warrant of attachment, execution or similar process or stay or similar legal restraint;

            (f) the occurrence and continuation of any "Event of Default" under and as defined in the RLSA; or

            (g) if at any time (i) the Eurodollar Rate plus 0.25 exceeds (ii) the Calculated Strike Price.

            "Specified Rate Cap" means, with respect to any date for purchase thereof, an interest rate cap agreement with a Cap Provider, the economic terms of which, when taken together with any other interest rate cap agreements purchased pursuant to Section 3.1, is determined by the Agent as providing the Lender with the Overall Hedge Position on such date.

            "Swap Counterparty" is defined in Section 3.2 hereof.

            "Swap Documents" is defined in Section 3.2 hereof.

            "Swap Obligations" is defined in Section 3.2 hereof.

            "Swap Spread" means, in respect of any date of determination, the annual rate of interest (expressed as a percentage) above and beyond the effective yield on the Applicable Treasury Security, as of such date of determination, which the fixed-rate payor would be required to pay under an interest rate swap agreement to be entered into on such date of determination in order to receive a floating rate of interest based upon the Eurodollar Rate under such interest rate swap agreement, all as determined by the Agent under terms selected by the Agent.

            "Swap Transaction" is defined in Section 3.2 hereof.

            "Transaction Rate" means, as of any date of determination, the rate per annum, as reasonably determined by the Agent (based on the Asset Reports), which shall be equal to (A) the Weighted Average APR of the Pledged Developer/Consumer Receivables as of the last day of the immediately-preceding Remittance Period minus (B) the sum of (i) the Servicing Fee Rate, or, if the Backup Servicer shall have been appointed pursuant to Section 6.15 of the RLSA, the Backup Servicing Fee Rate, (ii) the Custodian's Fee Rate for the immediately preceding Remittance Period, (iii) the Weighted Average Facility Fee Rate as of the last day of the immediately-preceding Remittance Period and (iv) 4.75% per annum.

            "Weighted Average APR", as of any date of determination, (i) means, in respect of the Pledged Consumer Receivables, the weighted average (weighted solely based upon the Outstanding Principal Balances of the Pledged Consumer Receivables as of such date) of the Coupon Rates set forth in the Contracts related to such Pledged Consumer Receivables and (ii) means, in respect of the Pledged Developer/Consumer Receivables, the weighted average (weighted solely based upon the Outstanding Principal Balances of the Pledged Developer/Consumer Receivables as of such date) of (a) the annual interest rates charged to the Developers under the Pledged Developer Note Receivables, as set forth in the related promissory notes and/or Hypothecation Loan Agreements, and (b) the Coupon Rates set forth in the Contracts related to the Pledged Purchased Consumer Note Receivables.

            "Weighted Average Facility Fee" means, as of the last day of any Remittance Period, the rate per annum most recently determined by the Agent which shall be equal to a fraction (expressed as a percentage), the numerator of which shall be equal to the sum of the Yield (but only such portion thereof equal to the Applicable Margin) and the Fees accrued during such Remittance Period and the denominator of which shall be equal to the average Facility Amount during such Remittance Period (net of Yield and Fees).

            "Weighted Average Term" means, as of any date of determination, the weighted average (weighted solely based upon the Outstanding Principal Balances of the Pledged Consumer Receivables as of such date) of the remaining terms of the Pledged Consumer Receivables as of such date.

                                  ARTICLE II

                   SINKING FUND ACCOUNT; PURCHASED RATE CAPS

            Section 2.1 Establishment of Sinking Fund Account, Calculations,
Etc.

            (a) On or prior to the Delivery Date, the Borrower shall establish an account at the Bank designated "Sinking Fund Account - DG Bank, as Agent, for the benefit of DG Bank and Autobahn Funding LLC, and their successors and assigns, as their interests may appear" (the "Sinking Fund Account"). The Agent, as agent and for the benefit of the Secured Parties, shall have sole dominion and control of the Sinking Fund Account and all funds therein.

            (b) No withdrawals may be made of funds in the Sinking Fund Account except as provided in Sections 2.1(e), 2.3, and 6.1 of this Agreement. Funds in the Sinking Fund Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Sinking Fund Account and all investments made with such moneys shall be made in the name of the Agent for the benefit of the Secured Parties and held by the Agent for the benefit of the Secured Parties in the Sinking Fund Account and applied as set forth herein.

            (c) On the second Business Day prior to each Remittance Date and on any Business Day at the request of the Agent, the Bank shall deliver to the Agent a written notice regarding the balance of the Sinking Fund Account as of such date.

            (d) Two Business Days prior to each Calculation Date (the "Reporting Date"), the Servicer shall provide the Agent and Borrower with a written notice which sets forth (i) the Outstanding Principal Balances of the Pledged Consumer Receivables as of such Reporting Date, (ii) the Outstanding Principal Balances of the expected Pledged Consumer Receivables as of the immediately-succeeding Calculation Date, based upon any Notice of Borrowing which shall be delivered by the Borrower or Servicer on such Reporting Date and (iii) the Weighted Average APR of the Pledged Consumer Receivables as of the last day of the immediately-preceding Remittance Period. On each Reporting Date which shall be a Deposit Date, the Agent shall obtain from the Pricing Agents the quotations which are required in order for the Agent to determine the Cap Premium for the purchase of a Specified Rate Cap on the immediately- succeeding Calculation Date, assuming the occurrence on such Calculation Date of the Borrowing contemplated by any Notice of Borrowing which shall have been delivered on the Reporting Date. The Agent shall calculate the Required Sinking Fund Account Balance as of the immediately-succeeding Calculation Date based on the information required to be delivered pursuant to this Section 2.1(d) (or if any such information shall not be so delivered or shall, in the judgment of the Agent (after consultation with the Servicer), be inaccurate then, at the option of the Agent, based upon information that the Agent shall believe, in good faith, to be accurate), and the Agent shall provide notice of such Required Sinking Fund Account Balance to the Lender, Borrower and Servicer on or prior to such Calculation Date. The Servicer shall set forth such Required Sinking Fund Account Balance and the actual balance of the Sinking Fund Account in a written report which shall be delivered to the Agent and Borrower on such Calculation Date. If the balance of the Sinking Fund Account shall be less than the Required Sinking Fund Account Balance as of such Calculation Date, the Agent shall give the Servicer notice of the amount of such deficiency and the Servicer shall transfer funds from the Collection Account pursuant to Section 2.05(c)(vi) and
Section 2.05(d) of the RLSA on such Calculation Date into the Sinking Fund Account (each such transfer, an "Additional Deposit") such that immediately after giving effect to such Additional Deposit, the balance of the Sinking Fund Account shall be an amount equal to or in excess of the Required Sinking Fund Account Balance as of such Calculation Date. The failure of the Servicer to make an Additional Deposit pursuant to this Section 2.1(d) shall constitute a Specified Event. Each Additional Deposit shall be made by no later than 12:00 noon, New York City time, on the applicable Calculation Date.

            (e) In the event that the Agent's most recent determination pursuant to Section 2.1(d) indicates that the balance of the Sinking Fund Account shall exceed the Required Sinking Fund Account Balance, the Borrower may request that an amount not to exceed such excess be withdrawn from the Sinking Fund Account and be released to the Borrower in accordance with Section 2.3. Such a request shall be made in writing and delivered to the Bank and the Agent no later than 11:00 a.m., New York City time on the Business Day immediately preceding the applicable Remittance Date. The Bank shall release to the Borrower from the Sinking Fund Account the amount requested by the Borrower in accordance with this Section 2.1(e) and Section 2.3, provided that the Bank shall have received written confirmation from the Agent that such withdrawal has been approved by the Agent, which approval shall not be unreasonably withheld by the Agent.

            (f) Except as specifically provided herein, the Sinking Fund Account shall be maintained by the Bank at all times separate and apart from any other account of the Borrower or the Servicer. All income or loss on investments of funds in the Sinking Fund Account shall be reported by the Borrower as taxable income or loss of the Borrower. The Sinking Fund Account shall constitute property of the Borrower subject to the security interest granted therein to the Agent for the benefit of the Secured Parties.

            Section 2.2 Investments.

            (a) Funds which may at any time be held in the Sinking Fund Account shall be invested and reinvested in Permitted Investments by the Bank, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Borrower (except that if the Agent shall notify the Bank in writing that a Specified Event shall have occurred and be continuing, such funds shall be invested and reinvested solely at the written direction of the Agent) or its designee received by the Bank by 1:00 p.m., New York City time on the Business Day prior to the date on which such investment shall be made. If no written direction with respect to all or any portion of the funds in the Sinking Fund Account is received by the Bank, the Bank shall invest such funds in such Permitted Investments as the Bank may select, provided that the Bank shall not be liable for any loss or absence of income resulting from such investments.

            (b) Any investment of funds in the Sinking Fund Account shall be made in Permitted Investments held by a financial institution with respect to which (a) such institution has noted the Agent's security interest therein by book entry or otherwise and (b) a confirmation of the Agent's interest has been sent to the Agent by such institution. Notwithstanding the other provisions hereof, the Agent shall have sole dominion and control over each such investment and the income thereon for the benefit of the Lender, and any certificate or other instrument evidencing any such investment shall be issued in the name of, and delivered directly to, the Agent, for the benefit of the Lender, together with each document of transfer, if any, necessary to transfer title to such investment to the Agent, for the benefit of the Lender, in a manner which complies with this subsection.

            (c) All moneys on deposit in the Sinking Fund Account, together with any deposits or securities in which such moneys may be invested or reinvested, and any gains from such investments, shall constitute Sinking Fund Collateral hereunder subject to the security interest granted herein.

            (d) The Bank shall not be liable by reason of any insufficiency in any Sinking Fund Account resulting from any loss on any Permitted Investment included therein.

            Section 2.3 Withdrawals. Withdrawals from the Sinking Fund Account shall be made only as set forth in Section 2.1(e), Section 6.1 and as set forth below in this Section 2.3:

            (a) Upon the written consent of the Agent received by the Bank at least one Business Day prior to such withdrawal, the Bank shall withdraw the amount specified by the Borrower pursuant to Section 2.1(e) and transfer it to the Borrower at an account designated by the Borrower.

            (b) From time to time, at the written direction of the Borrower (with the written consent of the Agent) or the Agent at least one Business Day prior to such withdrawal, the Bank shall withdraw the amount specified by the Borrower (with the written consent of the Agent) or the Agent and transfer it to the Cap Provider designated by the Borrower or the Agent to purchase a Specified Rate Cap for the account of the Lender pursuant to Section 3.1.

            (c) From time to time, at the written direction of the Agent pursuant to Section 3.2, to satisfy the Borrower's Swap Obligations.

            (d) At any time after the Collection Date and at the written direction of the Borrower (with the written consent of the Agent) at least one Business Day prior to such withdrawal, an amount equal to the balance of the Sinking Fund Account may be transferred to the Borrower.

All Specified Rate Caps and interest rate caps purchased pursuant to Section 6.1, this Section 2.3 or Section 3.1 (collectively "Purchased Rate Caps") shall be in form and substance satisfactory to the Agent in its reasonable discretion.

            Section 2.4 Waiver of Set-Off. The Bank, by its execution of this Agreement, hereby waives with respect to the Sinking Fund Account, in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar lien, and (ii) any right of setoff or other similar right under applicable law and hereby agrees to notify the Borrower and the Agent of any charge or claim against or with respect to the Sinking Fund Account.

            Section 2.5 Reports by the Bank. On the second Business Day prior to each Remittance Date and on any Business Day at the request of the Agent, the Bank shall report to the Borrower, the Agent and the Servicer the amount then on deposit in the Sinking Fund Account and the identity of the investments included therein as of such applicable date, and shall provide to the Agent, Borrower and Servicer on such applicable date accountings of deposits into and withdrawals from the Sinking Fund Account, and of the investments made therein.

            Section 2.6 Transfer of Purchased Rate Caps. After the Collection Date and provided that the Borrower shall have fulfilled all of its obligations under this Agreement, upon the request of the Borrower, the Lender shall assign its rights to future accrued payments under the Purchased Rate Caps then in effect, to the extent permitted thereunder, to the Borrower.

                                   ARTICLE III

                               SECURED OBLIGATIONS

            Section 3.1 Obligation to Purchase Specified Rate Caps. On the Delivery Date and thereafter until the Collection Date shall have occurred, the Borrower shall purchase, for the account of the Secured Parties, Specified Rate Caps (such obligation to purchase, the "Secured Obligations") from time to time upon the written request of the Agent; provided, however, that so long as no Specified Event shall have occurred and be continuing, the Borrower shall not be required to purchase Specified Rate Caps if, in the judgment of the Agent, the Specified Rate Caps then in effect and the funds in the Sinking Fund Account (if applied toward the purchase of one or more additional interest rate caps) would be sufficient to establish a continual Overall Hedge Position; and further, provided, that in the event that a Specified Event described in clause (a), (e),
(f) or (g) of the definition thereof shall occur and be continuing, such request of the Agent shall not be required and the Borrower shall automatically be obligated to immediately purchase a Specified Rate Cap. Each purchase of a Specified Rate Cap under this Section 3.1 shall be effected by the Borrower no later than 10:00 a.m., New York City time, on the Business Day immediately following the date of such request or such Specified Event (as the case may be).

            Section 3.2 Option to Enter Into Swap Transaction. Upon the occurrence of any Specified Event, the Agent shall have the right, at its option, to enter into with the Borrower, or cause one or more other Persons to enter into with the Borrower, one or more interest rate swap transactions under which the Borrower shall receive a floating rate of interest in exchange for the payment by the Borrower of a fixed rate of interest (such one or more interest rate swap transactions are herein referred to as the "Swap Transaction", and such one or more Persons, including the Agent, which shall so enter into the Swap Transaction with the Borrower are herein referred to as the "Swap Counterparty"). The Swap Transaction shall have a varying notional balance equal to the Calculated Swap Amortizing Balance as of the effective date of the Swap Transaction and shall otherwise be on such terms and conditions which shall be acceptable to the Agent. The Agent shall have the right to withdraw any and all amounts on deposit in the Sinking Fund Account and/or Collection Account in order to satisfy the Borrower's obligations under the Swap Transaction (the "Swap Obligations"). The Borrower hereby grants the Agent an irrevocable power-of-attorney to execute and deliver, on the Borrower's behalf, (i) all documents and instruments which may be necessary or appropriate to effect the Swap Transaction and grant the Swap Counterparty a perfected security interest in the Sinking Fund Account and/or Collection Account and the proceeds thereof (such documents and instruments are herein referred to as the "Swap Documents") and (ii) all amendments and supplements to the Transaction Documents which shall be necessary or appropriate to effect or reflect the transactions contemplated by the Swap Documents.

            Section 3.3 Sinking Fund Collateral. As security for the Obligations, Swap Obligations and Secured Obligations, the Borrower hereby pledges, assigns and transfers to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a continuing first priority security interest in and lien on, all the Borrower's right, title and interest in the following, whether now or hereafter existing:
(a) the Sinking Fund Account, (b) all funds therein, (c) all investments made with the funds therein and all distributions thereon, and (d) all proceeds of any of the foregoing (all of the foregoing in clauses (a)-(d), collectively, the "Sinking Fund Collateral"). Such security interest and lien shall secure the Obligations, Swap Obligations and Secured Obligations. The Borrower hereby agrees that the Agent, for the benefit of the Secured Parties, has sole dominion and control over the Sinking Fund Collateral.

            Section 3.4 Priority. The Borrower continuously represents and warrants to the Agent and the Secured Parties that the Agent, for the benefit of the Secured Parties, has a first priority perfected security interest in the Sinking Fund Collateral.

            Section 3.5 Securities Account Agreement. The Bank shall execute and deliver to the Agent a Securities Account Agreement in the form of Exhibit A hereto on the date hereof.

                                  ARTICLE IV

                 PROVISIONS CONCERNING SINKING FUND COLLATERAL

            Section 4.1 Further Assurances. The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Sinking Fund Collateral.

            Section 4.2 Payment of Taxes, Claims. The Borrower shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Sinking Fund Collateral.

            Section 4.3 Transfers and Other Liens, Additional Collateral. The Borrower agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Sinking Fund Collateral without the prior written consent of the Agent or (ii) create or permit to exist any lien upon or with respect to any of the Sinking Fund Collateral (other than in favor of the Agent, for the benefit of the Secured Parties).

                                    ARTICLE V
                 THE AGENT, CALCULATION AGENT AND PRICING AGENT

            Section 5.1 Indemnification. The Borrower shall indemnify and hold the Agent, the Bank, each Pricing Agent, each Secured Party and their respective directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with this Agreement or any action or inaction of any such Person hereunder, except such loss, liability or expense of any such Person which shall result from its own gross negligence, bad faith or willful misconduct. The obligation of the Borrower under this section shall survive the termination of this Agreement.

            Section 5.2 Compensation and Reimbursement. The Borrower agrees (a) to pay to the Bank, from time to time, for all services rendered by such party hereunder, such fees and expenses as are separately agreed to by the Borrower and the Bank and (b) to reimburse the Bank upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, independent certified public accountants and independent counsel directly related to such duties and obligations) except any expense, disbursement or advances as may be attributable to the gross negligence, bad faith or willful misconduct of the Bank.

                                  ARTICLE VI

                         REMEDIES UPON SPECIFIED EVENT

            Section 6.1 Remedies upon a Specified Event. (a) If a Specified Event has occurred and is continuing, the Agent and the Secured Parties shall have all the rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the New York Uniform Commercial Code (whether or not it applies to the Sinking Fund Collateral), which rights and remedies shall be exercised, at the direction of the Agent.

            (b) If a Specified Event has occurred and is continuing, the Sinking Fund Account and all cash proceeds thereof shall be applied in whole or in part by the Bank, in the manner directed in writing by the Agent (in its sole discretion): (i) against, or to fulfill, all or any part of the Obligations, Swap Obligations and/or Secured Obligations and/or (ii) to purchase

Specified Rate Caps or to the extent the Sinking Fund is insufficient to purchase Specified Rate Caps, to purchase such interest rate caps as are acceptable to the Agent, under the circumstances, to hedge to the extent possible the interest rate exposure of the Lender under the RLSA or to establish a partial Overall Hedge Position.

            Section 6.2 No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Agent or any Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent or such Secured Party.

                                  ARTICLE VII

                       CALCULATION AGENT; PRICING AGENT

            Section 7.1 Determinations, Etc. By Agent. All determinations, calculations and selections made by the Agent in good faith pursuant hereto shall be binding on all parties hereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or determination, calculation or selection made, by the Agent hereunder, except that the Agent shall be responsible for its gross negligence, bad faith or willful misconduct.

            Section 7.2 Determinations, Etc. By Pricing Agent. All determinations, calculations and selections made by any Pricing Agent in good faith pursuant hereto shall be binding on all parties hereto. Neither any Pricing Agent nor any of its directors, officers or employees shall be liable for any action taken or determination, calculation or selection made, by such Pricing Agent hereunder, except that such Pricing Agent shall be responsible for its gross negligence, bad faith or willful misconduct.

                                 ARTICLE VIII

                                   THE BANK

            Section 8.1 Rights, Duties, etc. The acceptance by the Bank of its duties hereunder is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to the Bank's rights, duties, liabilities and immunities hereunder:

                  (i) The Bank shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which the Bank in good faith believes to be genuine;

                  (ii) The Bank may consult with and obtain advice from counsel of its own choice in the event of any dispute or question as to the construction of any provision hereof or otherwise in connection with its duties hereunder, and any action taken or omitted by the Bank in reasonable reliance upon such opinion shall be full justification and protection to it;

                  (iii) The Bank shall not be liable for any error of judgment or for any act done or step taken or omitted, except in the case of its gross negligence, willful misconduct or bad faith;

                  (iv) The Bank shall have no duties hereunder except those which are expressly set forth herein and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its prior written consent thereto;

                  (v) The Bank may execute or perform any duties hereunder (other than the holding of the Sinking Fund Account) either directly or through agents or attorneys;

                  (vi) The Bank may engage or be interested in any financial or other transactions with any party hereto and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Bank hereunder; and

                  (vii) The Bank shall not be obligated to take any action which in its reasonable judgment would cause it to incur any expense or liability hereunder unless it has been furnished with an indemnity from the Borrower with respect thereto which is reasonably satisfactory to the Bank.

            Section 8.2 No Implied Covenants. No implied covenants or obligations on the part of the Bank shall be incorporated into this Agreement. If in one or more instances the Bank takes any action or assumes any responsibility not specifically delegated to it hereunder, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Bank that it will take the same or similar action or assume the same or similar responsibility in any other instance.

            Section 8.3 Investigation. The Bank shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Borrower, Servicer or Agent; provided, however, that if the payment within a reasonable time to the Bank of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Bank, not reasonably assured to the Bank pursuant to the terms of this Agreement, the Bank may require reasonable indemnity from the Borrower against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Bank, shall be repaid by the Borrower upon demand from the Borrower's own funds.

                                  ARTICLE IX

                                 MISCELLANEOUS

            Section 9.1 Waiver. Any waiver by the Agent of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and estop the Agent from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of the Agent to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the martial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

            Section 9.2 Amendments; Waivers. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto.

            Section 9.3 Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Agent or any Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Agent or such Secured Party to pursue any other remedy available to it or them.

            Section 9.4 Notices. Unless otherwise specified herein, all notices, demands, certificates, requests and other communications hereunder shall be in writing and shall be effective upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in all cases addressed to the recipient as follows:

If to the Borrower:     EFI Funding Company, Inc.
                        Two Clinton Square
                        Syracuse, NY  13202
                        Attention: Lisa Henson
                        Telecopier No.: 315-422-9477

If to the Servicer:     Resort Funding, Inc.
                        Two Clinton Square
                        Syracuse, NY  13202
                        Attention: Thomas J. Hamel
                        Telecopier No.: 315-422-9477

If to the Agent:        DG Bank Deutsche Genossenschaftsbank AG, New York Branch
                        609 Fifth Avenue
                        New York, New York 10017
                        Attention:  Asset-Backed Finance Group
                        Telecopier No.:  (212) 745-1651

If to the Bank:         Manufacturers and Traders Trust Company
                        One M&T Plaza, 7th Floor
                        Buffalo, NY  14203
                        Attention:  Nancy L. George
                        Telecopier No.: 716-842-4474

            Section 9.5 Assignments. This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and permitted assigns, and (ii) inure to the benefit of and be enforceable by each Secured Party and the Agent, and by their respective successors, transferees and assigns. No party may assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Agent; provided, however, that the Agent and each Secured Party may assign its rights and obligations hereunder to any transferee (or its designee), without the consent of any other party.

            Section 9.6 Trial by Jury Waived. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement or any of the transactions contemplated hereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, this waiver.

            Section 9.7 GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

            Section 9.8 Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be litigated in or by such courts. The Borrower hereby irrevocably appoints and designates the New York State Secretary of State, as its true and lawful attorney and daily authorized agent for acceptance of service of legal process. The Borrower agrees that service of such process upon such person shall constitute personal service of such process upon it. Nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to this Agreement against the Borrower or its property in the courts of any jurisdiction.

            Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            Section 9.10Headings. The headings of sections and paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

            Section 9.11Termination. This Agreement may be terminated at any time upon at least one Business Day's prior notice from the Agent to the other parties hereto. On the date designated in such notice for such termination and provided that Section 2.6 of this Agreement shall have been satisfied, this Agreement shall terminate, provided, however, that the provisions of Section 5.1 and Section 5.2 shall be continuing and shall survive any termination of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of the date set forth on the first page hereof.

                              EFI FUNDING COMPANY, INC.,
                              as Borrower

                              By: /s/ Richard G. Breeden
                                 ---------------------------------
                                 Name: Richard G. Breeden
                                 Title: President


                              RESORT FUNDING, INC.,
                              as Servicer

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK AG, as Agent

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              MANUFACTURERS AND TRADERS TRUST
                              COMPANY, as Bank

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of the date set forth on the first page hereof.

                              EFI FUNDING COMPANY, INC.,
                              as Borrower

                              By: /s/ Richard G. Breeden
                                 ---------------------------------
                                 Name:
                                 Title:


                              RESORT FUNDING, INC.,
                              as Servicer

                              By: /s/ Thomas J. Hamel
                                 ---------------------------------
                                 Name: Thomas J. Hamel
                                 Title: President


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK AG, as Agent

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              MANUFACTURERS AND TRADERS TRUST
                              COMPANY, as Bank

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of the date set forth on the first page hereof.

                              EFI FUNDING COMPANY, INC.,
                              as Borrower

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              RESORT FUNDING, INC.,
                              as Servicer

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK AG, as Agent

                              By: /s/ Michael Plunkett
                                 ---------------------------------
                                 Name: Michael Plunkett
                                 Title: Vice President


                              MANUFACTURERS AND TRADERS TRUST
                              COMPANY, as Bank

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of the date set forth on the first page hereof.

                              EFI FUNDING COMPANY, INC.,
                              as Borrower

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              RESORT FUNDING, INC.,
                              as Servicer

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK AG, as Agent

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              MANUFACTURERS AND TRADERS TRUST
                              COMPANY, as Bank

                              By: /s/ Nancy L. George
                                 ---------------------------------
                                 Name: Nancy L. George
                                 Title: Assistant Vice President

                                    Exhibit A

                      Form of Securities Account Agreement
                                 [See attached.]


                                       A-1